UDR, Inc.

Investor Presentation – Fixed Income Investor Supplement

November 2017



345 Harrison – Boston, MA
Estimated Completion: 1Q 2019
Unencumbered Wholly-Owned



Investor Relations:
Chris Van Ens
720.348.7762

Well Laddered Maturity Schedule


CONSOLIDATED DEBT MATURITY SCHEDULE WITH EXTENSIONS AS OF 9/30/2017
Avg Rate
1.46%
4.12%
4.29%
3.87%
2.01%
4.62%
3.47%
3.99%
4.26%
2.99%
3.50%
1.60%
$3.7B Total Debt
3.7% Avg Rate
4.8 Yr Avg Term
$600
$500
$400
$300
$200
$100
$0
8%
$286
285
1
9%
$334
300
34
10%
$358
41
317
13%
$498
300
198
10%
$351
350
1
11%
$401
400
1
1%
$41
41
9%
$316
316
12%
$428
300
128
9%
$350
300
50
8%
$300
300
1%
$27
27
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Thereafter
Secured
Unsecured
Line/CP

Strong Balance Sheet

Key Balance Sheet Metrics	3Q17	YE 2017E	YE 2018E
Debt-to-Gross Asset Value	33.5%	31% to 33%	31% to 33%
Fixed Charge Coverage Ratio	4.8x	4.7x to 5.1x	4.8x to 5.2x
Net Debt-to-EBITDA	5.4x	4.9x to 5.3x	4.8x to 5.2x

Senior Unsecured Note Covenants	3Q17	Covenant
Debt as a percentage of Total Assets	33.5%	≤ 65.0%
Consolidated Income Available for Debt Service to Annual Service Charge	5.1x	≥ 1.5x
Secured Debt as a percentage of Total Assets	7.3%	≤ 40.0%
Total Unencumbered Assets-to-Unsecured Debt	294.3%	≥ 150.0%


Steele Creek – Denver, CO
Unencumbered Wholly-Owned


Residences at Bella Terra – Huntington Beach, CA
Unencumbered Wholly-Owned

BALANCE SHEET METRICS

Strong Improvement Since 2009

- Since the financial crisis, UDR has worked to improve the strength of our balance sheet.
- Moving forward, improving operating fundamentals should continue to support additional organic deleveraging.
- UDR will continue to have a preference for unsecured debt.

Unencumbered REO

Unencumbered REO has improved from 51.2% in 2009, to 83.2% as of September 30, 2017.


Unencumbered REO
90%
80%
70%
60%
50%
40%
83.2%
51.2%
2009 2010 2011 2012 2013 2014 2015 2016 3Q17

Debt-to-Assets

Debt-to-Assets has improved from 52.8% in 2009, to 33.5% as of September 30, 2017.


Debt-to-Assets
55%
50%
45%
40%
35%
30%
25%
20%
52.8%
33.5%
2009 2010 2011 2012 2013 2014 2015 2016 3Q17

Net Debt-to-EBITDA

Net Debt-to-EBITDA has improved from 9.8x in 2009, to 5.4x as of September 30, 2017.


Net Debt-to-EBITDA
10.0
9.0
8.0
7.0
6.0
5.0
4.0
9.8
5.4
2009 2010 2011 2012 2013 2014 2015 2016 3Q17

Fixed Charge Coverage

Fixed Charge Coverage Ratio has improved from 2.0x in 2009, to 4.8x as of September 30, 2017.


Fixed Charge Coverage
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
4.8
2.0
2009 2010 2011 2012 2013 2014 2015 2016 3Q17

UNENCUMBERED POOL

UNENCUMBERED POOL TRANSFORMATION SINCE 2009

- $5.1B increase in the Unencumbered Pool, concentrated in Core Markets.
- 83% of REO Unencumbered today versus 51% in 2009.
- Total secured debt represents just 22% of total debt today, down from 58% in 4Q09.

Unencumbered Pool Overview	4Q09	3Q17
Unencumbered REO	$3.2 billion	$8.3 billion
Number of Communities	101	110
Number of Homes	24,376	31,801
Average Age	23 Years	19 Years
% of Total REO	51%	83%
Secured Debt-to-Total Debt	58%	22%



3,069 Homes
$2.2B REO
93% of Total
7,744 Homes
$1.9B REO
78% of Total
13,010 Homes
$3.3B REO
86% of Total
1,880 Homes
$194M REO
41% of Total
6,098 Homes
$591M REO
78% of Total

NOTES

Investor Relations Contact:
Chris Van Ens
cvanens@udr.com
720.348.7762